Exhibit 10.3

ONKOSXCEL THERAPEUTICS, LLC AND ONKOSXCEL EMPLOYEE HOLDINGS, LLC MANAGEMENT Incentive Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the OnkosXcel Therapeutics, LLC and OnkosXcel Employee Holdings, LLC Management Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Award Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).

You have been granted an award of restricted stock units (the “Restricted Stock Units” or “RSUs”) in OnkosXcel Therapeutics, LLC (the “Company”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Participant:[______]

Total Number of Restricted Stock Units [______]

Granted:

Grant Date:[____]

Vesting Commencement Date:[_____]

Expiration Date: [Insert 10th anniversary of Grant Date]

Vesting:	[To be specified in individual award agreements]

Your signature below indicates your agreement and understanding that the Restricted Stock Units are subject to all of the terms and conditions contained in the Agreement (including this Grant Notice and Appendix A to the Agreement) and the Plan.  ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD OF RESTRICTED STOCK UNITS.

ONKOSXCEL THERAPEUTICS, LLC By: Name: Title:	PARTICIPANT [______]

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aPPENDIX A TO restricted stock UNIT AWARD AGREEMENT

1.Award of Restricted Stock Units
(a)Award of Restricted Stock Units.  The Company hereby awards and grants to the Participant the Restricted Stock Units set forth in the Grant Notice to which this Appendix A is attached, upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice and this Appendix A).  Each Restricted Stock Unit represents the right to receive one Holdings Unit or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement.  Participant will have no right to the distribution of any Holdings Units or payment of any cash until the time (if ever) the RSUs have vested. For purposes of this Agreement, “Holdings Units” shall also include any securities into which such Holdings Units may be converted or exchanged.
(b)Distribution Equivalents.  The Company hereby grants to the Participant, with respect to each Restricted Stock Unit, a right to receive the equivalent value of cash distributions (other than tax distributions) or dividends paid on a single Holdings Unit, if any, after the Grant Date and prior to the date the applicable Restricted Stock Unit is settled, forfeited or otherwise expires (each a “Distribution Equivalent”).  The Company will establish a separate Distribution Equivalent bookkeeping account (a “Distribution Equivalent Account”) for each Distribution Equivalent and credit the Distribution Equivalent Account (without interest) on the applicable payment date with the amount of any such cash paid. For the avoidance of doubt, nothing in this Agreement or the Plan obligates the Company to pay any cash distributions or dividends on a Holdings Unit.
(c)Unsecured Promise.  The RSUs and Distribution Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
2.Vesting Schedule
(a)Vesting of Restricted Stock Units.  Subject to Section 2(a)(i) [and (ii)] below, the RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated.
(i)In the event of Participant’s Termination of Employment for any reason, all RSUs for which the Vesting Date (as defined in the Grant Notice) has not yet occurred will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.  Distribution Equivalents (including any Distribution Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the RSU with respect to which the Distribution Equivalent (including the Distribution Equivalent Account) relates.
(ii)[Upon the occurrence of a Change in Control, the Service-Based Requirement (as defined in the Grant Notice) will be satisfied as to 100% of the then-unvested RSUs.]
(b)Discretionary Vesting.  The Administrator in its discretion may accelerate the vesting of any portion of the Restricted Stock Units that does not otherwise vest pursuant to Section 2(a).
3.Settlement of Restricted Stock Units
(a)On or within sixty (60) days following each Vesting Date, the RSUs and Distribution Equivalents (including any Distribution Equivalent Account balance) that vest on the applicable Vesting Date will be paid in Holdings Units or cash at the Company’s option.  Notwithstanding the foregoing, the

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Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Laws until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(b)If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Holdings Unit on the day immediately preceding the payment date.  If a Distribution Equivalent is paid in Holdings Units, the number of Holdings Units paid with respect to the Distribution Equivalent will equal the quotient, rounded down to the nearest whole Holdings Unit, of the Distribution Equivalent Account balance divided by the Fair Market Value of a Holdings Unit on the day immediately preceding the payment date.
4.Taxation and Tax Withholding.
(a)Tax Consequences.  The Company and its Affiliates have encouraged the Participant to review the tax consequences of the Awards granted under this Agreement with the Participant’s own personal tax or financial advisor.  The Participant understands that he or she, and not the Company or any of its Affiliates, will be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement or the Restricted Stock Units or Distribution Equivalents.
(b)Tax Withholding.
(i)The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the RSUs or Distribution Equivalents as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Holdings Units otherwise issuable under the Award.
(ii)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and the Distribution Equivalents, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with the RSUs or Distribution Equivalents.  Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Distribution Equivalents or the subsequent disposition of Holdings Units.  The Company and its Affiliates do not commit and are under no obligation to structure the RSUs or Distribution Equivalents to reduce or eliminate Participant’s tax liability.
(c)Code Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with all related Department of Treasury guidance, “Section 409A”).  However, notwithstanding any other provision of the Plan, this Agreement or the Grant Notice to the contrary, if the Administrator determines that the RSUs or any amounts payable under this Agreement may be subject to Section 409A, the Administrator may adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective), or take any other action that the Administrator determines to be necessary or appropriate to either (i) exempt the amounts payable under this Agreement from Section 409A and/or preserve the intended tax treatment of such amounts, or (ii) comply with the requirements of Section 409A; provided, however, that nothing in this Section 4(c) shall create any obligation on the part of the Company to adopt any such amendment or take any other action.

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5.Other Provisions
(a)Rights as a Member.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a Member (or stockholder) of the Company in respect of any Holdings Units deliverable hereunder unless and until such Holdings Units will have been issued and recorded on the records of the Company or its transfer agents or registrars.  Except as otherwise provided herein, after such issuance and recordation, Participant will have all the rights of a Member (or stockholder) of the Company with respect to such Holdings Units, including, without limitation, the right to receipt of distributions (or dividends) on such Holdings Units. The issuance of Holdings Units under this Agreement to Participant shall be subject to Participant’s execution of any agreements or instruments as the Administrator shall deem necessary or advisable, in its reasonable discretion.
(b)Market Standoff Period.  The Company may, at the request of any underwriter representative or the Board or the Administrator, in connection with registering any securities of the Company or any successor or survivor corporation, or a parent or subsidiary thereof, under the Securities Act (including a registration statement relating to (i) the Company’s initial public offering or (ii) a merger of the Company with, or the acquisition of the Company (or securities thereof) by, a publicly traded special purpose acquisition company (“SPAC”), or any entity that, immediately prior to such transaction, is a subsidiary of a SPAC, following which the securities of the Company or its parent entity are listed on a national securities exchange (a “SPAC Transaction”)), prohibit the Participant from, directly or indirectly, selling or otherwise transferring or disposing any Units, shares of common stock, or other such securities during a period of up to one hundred eighty (180) days following the effective date of the applicable registration statement filed under the Securities Act, or such longer period as determined by the underwriter representative, the Board or the Administrator (the “Market Standoff Period”).  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
(c)Participant Representation; Not a Contract of Service.  The Participant hereby represents that the Participant’s execution of this Agreement and participation in the Plan is voluntary and that the Participant has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Affiliates.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue as a Service Provider or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause except pursuant to an employment or consulting agreement executed by and between the Company or one of its Affiliates and the Participant and approved by the Board.
(d)Award Subject to Plan.  The Restricted Stock Units and Distribution Equivalents granted hereunder are “Other Awards” (as defined in the Plan) under the Plan. The Participant acknowledges that the Restricted Stock Units and Distribution Equivalents are subject to the terms of the Plan; provided, that, notwithstanding anything in the Plan to the contrary, the Restricted Stock Units and Distribution Equivalents represent a direct interest in a Holdings Unit and references to “Upstairs Awards” and “Downstairs Awards” in the Plan shall not apply to the Restricted Stock Units and Distribution Equivalents.  In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.
(e)Construction.  This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

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6.Non-Solicitation.
(a)During the period commencing on the Grant Date and ending on the six (6) month anniversary of the Participant’s Termination of Employment, the Participant shall not persuade or encourage or attempt to persuade or encourage any business customers, business partners or business affiliates of the Company or its Affiliates to cease doing business with the Company or any of its Affiliates or to engage in any Competitive Activity on its own or with any Competitor of the Company or its Affiliates.
(b)During the period commencing on the Grant Date and ending on the six (6) month anniversary of the Participant’s Termination of Employment, the Participant shall not, except on behalf of the Company and its subsidiaries, directly or indirectly, solicit, recruit or hire any (x) current employee or (y) employee whose employment with the Company or its Affiliates was or is terminated coincident with, or within six (6) months prior to or after, the date of the Participant’s Termination of Employment, in each case for the purpose of being employed by, or otherwise provide services to, the Participant or any business, individual, partnership, firm, corporation or other entity on whose behalf the Participant is acting as an agent, representative, employee or otherwise. For purposes of this Agreement, “help wanted” advertisements, postings on internet job sites, and searches by employment search companies which are not specifically targeting employees of the Company or any of its subsidiaries (and in each case the Participant’s dealing with such employees as a result thereof) shall not result in a violation of this obligation.
(c)Injunctive Relief. The Participant understands and agrees that the Company will suffer irreparable harm if the Participant breaches any provision of this Section 6, that remedy at law alone will be an inadequate remedy for any such breach and that monetary damages are inadequate to compensate the Company for any breach of this Section. Accordingly, the Participant agrees that the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled to enforce the specific performance of this Section 6 by the Participant and to both temporary and permanent injunctive relief without bond and without liability should such relief be denied, modified or violated. The Participant also recognizes that the territorial, time and scope limitations set forth in this Section 6 are reasonable and are properly required for the protection of the Company and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, the Company and the Participant agree, and the Participant submits, to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.
7.Definitions

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan.  The singular pronoun shall include the plural, where the context so indicates.

(a)“Change in Control” shall mean the first to occur of any of the following (i) a merger or consolidation of the Company with or into any other corporation or other entity or person, (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, or (iii) any other transaction, including, without limitation, the sale by the Company of new securities or a transfer of existing securities of the Company, the result of which is that a third party that is not an Affiliate of the Company immediately prior to such transaction acquires or holds securities of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change in Control”: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, a majority of the voting securities in the successor corporation or its parent immediately after

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the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an Affiliate of the Company; (C) an initial public offering of any of the Company’s securities, a SPAC Transaction, or any other transaction or series of related transactions principally for bona fide equity financing purposes; (D) a reincorporation of the Company solely to change its jurisdiction; or (E) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.  Notwithstanding the foregoing, the transaction or event constituting the Change in Control must also constitute a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)) in order to give rise to the payment or settlement event for such Award, to the extent required by Section 409A.
(b)“Grant Date” shall be the grant date set forth in the Grant Notice.
(c)“Grant Notice” shall mean the Grant Notice referred to in Section 1(a) of this Agreement, which Grant Notice is for all purposes a part of the Agreement.
(d)“Participant” shall be the Person designated as such in the Grant Notice.
(e)“Plan” shall have the meaning set forth in the Grant Notice.
(f)“Publicly Listed Company” means that the Company or its successor (i) is required to file periodic reports pursuant to Section 12 of the Exchange Act and (ii) the Holdings Units (or any securities into which such Holdings Units may have been converted or exchanged) are listed on one or more National Securities Exchanges (within the meaning of the Exchange Act) or is quoted on NASDAQ or a successor interdealer quotation system.
(g)“Vesting Commencement Date” shall be the vesting commencement date set forth in the Grant Notice.

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